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DAY PITNEY LLP 8 Sylvan Way Parsippany, NJ 07054-3801

March 16, 2026

Teads Holding Co.
111 West 19th Street
New York, NY 10011

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Teads Holding Co., a Delaware corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 5,758,825 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”) and the Company’s Employee Stock Purchase Plan (the “ESPP,” and together with the LTIP, the “Plans” and each a “Plan”).

In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans, the Registration Statement, the Thirteenth Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company (as amended on June 6, 2025), each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof, and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons and the conformity with the authentic originals of all documents submitted to us as copies, that the persons identified to us as officers are actually serving as such, and that any certificates representing the Shares will be properly executed by one or more such persons.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Registration Statement shall have become effective under the Act and the Shares have been duly issued and delivered in the manner contemplated by the Registration Statement and the applicable Plan, upon payment of the agreed consideration therefor, if any, in accordance with the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.

Teads Holding Co. March 16, 2026 Page 2

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction. In rendering opinions with respect to the General Corporation Law of the State of Delaware, we expressly advise you that (a) no member of this firm involved in the negotiation or preparation of this opinion letter is admitted to practice law in the State of Delaware and (b) by rendering such opinions this firm is not holding itself out to any person as attorneys admitted to practice law in the State of Delaware.

This opinion letter is rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no obligation or responsibility to supplement or update this opinion letter, or to advise any person of changes of law or the interpretation thereof, or any changes of fact, that occur after the date hereof, even though such changes may affect a legal analysis, conclusion, informational confirmation or opinion set forth in this opinion letter.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the Shares.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP